1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1.   THE PLAN

     1.1  Purpose.

     The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Options to attract, motivate and retain experienced and knowledgeable Eligible Directors. Capitalized terms are defined in Article 4.

     1.2  Administration.

     (a) Board Authority and Powers; Interpretation. This Plan shall be, to the maximum extent possible, self-effectuating. This Plan shall be interpreted and, to the extent any determinations are required hereunder, shall be administered by the Board. Subject to the express provisions of this Plan, the Board shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Participants under this Plan.

     (b) Binding Determinations. Any action taken by, or inaction of, the Corporation or the Board relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or officer of the Corporation shall be liable for any such action or inaction, except in circumstances involving such person's bad faith.

     (c) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

     (d) Delegation. The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

     1.3  Shares Available for Options.

     Subject to the provisions of Section 3.4, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock.

     (a) Number of Shares. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted to Eligible Directors under this Plan shall not exceed 50,000 shares, subject to adjustment contemplated by Section 3.4.

     (b) Calculation of Available Shares and Replenishment. Shares subject to outstanding Options shall be reserved for issuance. If any Option shall expire or be canceled or terminated without having been exercised in full, the undelivered shares subject thereto shall again be available for the purposes of this Plan.

2.   THE OPTIONS

     2.1 Automatic Option Grants. Subject to Section 3.9 and adjustments contemplated by Section 3.4,

     (a) Initial Options. Persons who are Eligible Directors as of February 15, 1995 shall be granted without further action an Option to purchase 1,500 shares of Common Stock.

     (b) Subsequent Options. On February 15 (or the next trading day following February 15) in each subsequent calendar year during the term of this Plan, commencing in 1996, there shall be granted automatically (without any action by the Board) an Option to each person who is an Eligible Director to purchase 1,500 shares of Common Stock.

     (c)  Maximum Number of Shares.  Any annual grant under
Section 2.1(b) that would otherwise exceed the maximum number of shares remaining available in the Plan under Section 1.3(a) shall be prorated within such limitation among the number of Eligible Directors entitled thereto.

     (d) Option Price. The exercise price per share of the Options shall be 100% of the Fair Market Value of the Common
Stock on the Option Date.

     (e) Option Period and Exercisability. Each Option granted under this Plan shall become exercisable in installments at the rate of 33.33% of the shares initially underlying such Option on the first anniversary of the Option Date and an additional 33.33% of such shares on each of the next two anniversaries thereof.

     (f)  Non-Qualified Options.  Each Option granted under this
Plan is intended to be a nonqualified stock option (i.e., not an "incentive stock option") under the Code and shall be so designated.

     2.2  Payment of Exercise Price.

     The exercise price of any Option granted under this Plan shall be paid in full at the time of each exercise in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, or by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver to the Company an amount necessary to pay the exercise price prior to the delivery of the shares, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise.

     2.3  Option Period.

     Each Option granted under this Plan and all rights or obligations thereunder shall expire ten years after the Option
Date and shall be subject to earlier termination as provided herein.

     2.4  Limitations on Exercise and Vesting of Options.

     (a) Provisions for Exercise. No Option shall be exercisable or shall vest until at least six months after the initial Option Date, and once exercisable an Option shall remain exercisable until the expiration or earlier termination of the Option.

     (b) Procedure. Any exercisable Option shall be deemed to be exercised when the Vice President - Human Resources of the Corporation receives written notice of such exercise from the Participant, together with the required payment of the exercise price.

     (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. No fewer than 100 shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

3.   OTHER PROVISIONS

     3.1  Rights of Participants and Beneficiaries.

     (a) No Service Commitment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Option) shall confer upon any Participant any right to continue to serve as a director of the Corporation nor shall interfere in any way with the right of the Corporation to change director compensation or other benefits or to terminate the director's service as a director, with or without cause. Nothing contained in this Plan or any document related hereto shall influence the construction or interpretation of the Corporation's Articles of Association or By-Laws regarding service on the Board or adversely affect any independent contractual right of any Eligible Director without his or her consent thereto.

     (b) Plan Not Funded. Options payable under this Plan shall be payable in shares and no special or separate reserve, fund or deposit shall be made to assure payment of such Options. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person who acquires a right to receive payment pursuant to any Option hereunder, and such right shall be no greater than (and will be subordinate to) the right of any unsecured general creditor of the Corporation.

     3.2  No Transferability.

     Options may be exercised only by, and shares issuable pursuant to an Option shall be paid only to, the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Disability, the Participant's Personal Representative, if any, or if there is none, the Participant's estate. Other than by will or the laws of descent and distribution, no right or benefit under this Plan or any Option shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

     3.3  Termination of Directorship.

     If an Eligible Director's services as a member of the Board terminate by reason of death or Disability, any portion of an Option granted pursuant to this Plan which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for one year after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs. If an Eligible Director's services as a member of the Board terminate for any other reason, any portion of an Option granted pursuant to this Plan which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term, whichever first occurs, and shall then terminate.

     3.4  Adjustments.

     If there shall occur any extraordinary distribution in respect of the Common Stock (whether in the form of Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other similar corporate transaction or event in respect of the Common Stock, or a sale of substantially all of the assets of the Corporation as an entirety, then the Board shall, in such manner and to such extent (if any) as may be appropriate and equitable, (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Options (including the specific maximum limits and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Options and the vesting provisions of the Options, (c) the grant, purchase, or exercise price of any or all outstanding Options, or (d) the securities, cash or other property deliverable upon exercise of any outstanding Options, or
(2) in the case of an extraordinary distribution, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off, make provision for a substitution or exchange of any or all outstanding Options or for a change in the securities, cash or property deliverable upon exercise of outstanding Options based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, that (i) such adjustment and the Board's actions in respect thereof are based on objective criteria, and (ii) such adjustment (to the extent consistent with Section 3.11(c)) is consistent with adjustments to comparable Options (if any) held by persons other than directors of the Corporation.

     3.5  Acceleration Upon a Change in Control Event.

     Upon the occurrence of a Change in Control Event, each Option shall become exercisable in full; provided, however, that no Option shall be so accelerated to a date less than six months after the Option Date of Option.

     3.6  Compliance with Laws.

     This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock, and/or of other securities or property pursuant to Section 3.4, under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal tax and securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure such compliance.

     3.7  Plan Amendment, Stockholder Approval and Suspension.

     (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Options may be granted during any suspension of this Plan or after termination of this Plan, but the Board shall retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.

     (b) Stockholder Approval. To the extent required by law or the provisions of Rule 16b-3, any amendment to this Plan or any then outstanding Option shall be subject to stockholder approval.

     (c) Limitations on Amendments to Plan and Options. The provisions of this Plan shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii) (or any successor provision). No amendment, suspension or termination of this Plan or change affecting any outstanding Option shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 3.4 shall not be deemed to constitute changes or amendments for purposes of this Section 3.7.

     3.8  Privileges of Stock Ownership.

     Except as otherwise expressly authorized by this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock subject to an Option granted under this Plan prior to the satisfaction of all conditions to the valid exercise of the Option.

     3.9  Effective Date of Plan.

     This Plan shall be effective as of February 2, 1995, the date of Board approval, subject to stockholder approval within twelve (12) months thereafter. All options granted under Section 2.l(a) shall be subject to stockholder approval of the Plan.

     3.10 Term of Plan.

     No Option shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date, and this Plan shall continue to apply thereto.

     3.11 Legal Issues.

     (a) Choice of Law. This Plan, the Options, all documents evidencing Options and all other related documents shall be governed by, and construed in accordance with the laws of the state of California.

     (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

     (c) Plan Construction. It is the intent of the Corporation that this Plan and Options hereunder satisfy and be interpreted in a manner that in the case of persons who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or any Option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

     (d) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board to grant awards or authorize any other compensation under any other plan or authority.

4.   DEFINITIONS

     (a) "Beneficiary" shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Option Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

     (b) "Board" shall mean the Board of Directors of the Corporation or with respect to administrative matters (as distinguished from Plan amendments, suspension, or termination), any duly authorized Committee of members of the Board designated to administer this Plan.

     (c) "Change in Control Event" shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, unless such person was, on the effective date of the Plan, such a beneficial owner of securities representing 20% or more of such voting power; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (e)  "Commission" shall mean the Securities and Exchange
Commission.

     (f) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Options, or become subject to Options, pursuant to an adjustment made under Section 3.4 of this Plan.

     (g) "Company" shall mean, collectively, the Corporation and its Subsidiaries.

     (h)  "Corporation" shall mean Dole Food Company, Inc., a
Hawaii corporation, and its successors.

     (i) "Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

     (j) "Eligible Director" shall mean a member of the Board of Directors of the Corporation who is not (1) an officer or employee of the Corporation or any subsidiary at the time of the grant of the Option, or (2) a person to whom equity securities of the Corporation or an affiliate have been granted or awarded within the year prior to the date of grant or other applicable date of determination, under or pursuant to the 1991 Stock Option and Award Plan or any other plan of the Corporation or an affiliate (except this Plan or any other formula or ongoing securities acquisition plan, the participation in which does not compromise the disinterested administration of this Plan or any other such plan under Rule 16b-3), or (3) until the expiration of the transition period under Rule 16b-3 for all purposes of this Plan, a person who is eligible to participate in any other such plan.

     (k)  "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (m)  "Fair Market Value" on any specified date shall mean
(i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the NASD or a similar organization does not furnish the mean between the bid and asked price for the stock on such date, the valuation furnished by an independent advisor or investment banker to the Corporation who is recognized in valuations of this type.

     (n) "Option" shall mean an option to purchase Common Stock authorized and granted under this Plan, and related rights.

     (o) "Option Agreement" shall mean an agreement completed in the manner required by this Plan and executed on behalf of the Corporation by an executive officer of the Corporation.

     (p) "Option Date" shall mean the applicable date of grant set forth in Article 2.

     (q) "Participant" shall mean an Eligible Director who has been granted an Option under the provisions of this Plan.

     (r) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

     (s)  "Plan" shall mean this 1995 Non-Employee Directors
Stock Option Plan.

     (t) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

     (u) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.